                                                                    EXHIBIT 99.1


Mark Mays Named President and CEO of Clear Channel Communications; Lowry Mays to Remain Chairman


SAN ANTONIO, TEXAS, OCTOBER 20, 2004 --Clear Channel Communications, Inc. (NYSE:
CCU) announced today that Mark P. Mays has been named President and Chief Executive Officer, effective immediately. Mark Mays has served as Clear Channel's Interim CEO since May 7, 2004. Lowry Mays will remain Chairman of the Board.

"Mark is the ideal executive to lead Clear Channel into an exciting future," said Lowry Mays. "He has been instrumental in the company's development and growth and the board and I have full confidence in Mark's leadership and vision."

About Clear Channel Communications

Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in "gone from home" entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company's businesses include radio, outdoor displays, live entertainment events and venues, and television stations. See us on the web at www.clearchannel.com.



                                      # # #

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.